                                                                  EXHIBIT 4.8(b)


                               AFFILIATE GUARANTY

         This AFFILIATE GUARANTY (as amended, supplemented, amended and restated or otherwise modified from time to time, this "Guaranty"), dated as of October 30, 1997, is made by each of the signatories hereto and each other Person which may from time to time hereafter become a party hereto pursuant to
Section 5.5 (each, individually, an "Additional Affiliate Guarantor", and, collectively, the "Additional Affiliate Guarantors", and, together with each of the signatories hereto, each, individually, an "Affiliate Guarantor", and, collectively, the "Affiliate Guarantors"), in favor of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as administrative agent (the "Administrative Agent") for each of the Lender Parties (as defined below).


                              W I T N E S S E T H:

         WHEREAS, pursuant to a Term Loan Agreement, dated as of October 30, 1997 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Term Loan Agreement"), among Pioneer Americas, Inc., a corporation organized under the laws of Delaware (the "Borrower"), the Parent Guarantor named therein, the various financial institutions as are, or may from time to time become, parties thereto (each, individually, a "Lender", and collectively, the "Lenders"), DLJ Capital Funding, Inc., as Syndication Agent for the Lenders, Salomon Brothers Holding Company Inc, as Documentation Agent for the Lenders, the Administrative Agent, and United States Trust Company of New York, as Collateral Agent for the Secured Parties, the Lenders have extended Term Loan Commitments to make Term Loans to the Borrower;

         WHEREAS, as a condition precedent to the making of the Term Loans under the Term Loan Agreement, each Affiliate Guarantor is required to execute and deliver this Guaranty;

         WHEREAS, each Affiliate Guarantor has duly authorized the execution, delivery and performance of this Guaranty; and

         WHEREAS, it is in the best interests of each Affiliate Guarantor to execute this Guaranty inasmuch as each Affiliate Guarantor will derive substantial direct and indirect benefits from the making of Term Loans to the Borrower by the Lenders pursuant to the Term Loan Agreement;

         NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Lenders to make the Term Loans to the Borrower pursuant to the Term Loan Agreement, each Affiliate Guarantor agrees, for the benefit of each Lender Party, as follows:





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                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

         "Additional Affiliate Guarantor" and "Additional Affiliate Guarantors" are defined in the preamble.

         "Administrative Agent" is defined in the preamble.

         "Affiliate Guarantor" and "Affiliate Guarantors" are defined in the preamble.

         "Borrower" is defined in the first recital.

         "Guaranteed Obligations" is defined in clause (a) of Section 2.1.

         "Guaranty" is defined in the preamble.

         "Lender" and "Lenders" are defined in the first recital.

         "Lender Parties" means, collectively, the Agents, the Lenders and each of their respective successors, transferees and assigns.

         "Original Currency" is defined in Section 2.9.

         "Other Currency" is defined in Section 2.9.

         "PCI Carolina" means PCI Carolina, Inc., a Delaware corporation and any successor thereto.

         "Pioneer Licensing" means Pioneer Licensing, Inc., a Delaware corporation and any successor thereto.

         "Term Loan Agreement" is defined in the first recital.

         SECTION 1.2. Term Loan Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Term Loan Agreement.

                                   ARTICLE II

                              GUARANTY PROVISIONS

         SECTION 2.1. Guaranty. Each Affiliate Guarantor hereby absolutely, unconditionally and irrevocably

                 (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of the Borrower and each other Obligor, now or hereafter existing, whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. Section 362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. Section 502(b) and
         Section 506(b) or any applicable amount which would become due but for any similar stay under any Canadian Bankruptcy Law) (the "Guaranteed Obligations"), and

                 (b) indemnifies and holds harmless each Lender Party and each holder of a Term Note for any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by such Lender Party or such holder, as the case may be, in enforcing any rights under this Guaranty;

provided, however, that each Affiliate Guarantor shall be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to such Affiliate Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Guaranty constitutes a guaranty of payment when due and not of collection, and each Affiliate Guarantor specifically agrees that it shall not be necessary or required that any Lender Party or any holder of any Term Note exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrower or any other Obligor (or any other Person) before or as a condition to the obligations of such Affiliate Guarantor hereunder.

         SECTION 2.2. Acceleration of Guaranty. Each Affiliate Guarantor agrees that, in the event of any Default of the nature set forth in clause (a),
(b) or (c) of Section 8.1.9 of the Term Loan Agreement, and if such event shall occur at a time when any of the Guaranteed Obligations may not then be due and payable, such Affiliate Guarantor will pay to the Lenders forthwith the full amount which would be payable hereunder by such Affiliate Guarantor if all such Guaranteed Obligations were then due and payable.

         SECTION 2.3. Guaranty Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Guaranteed Obligations have been paid in full in cash, all obligations of each Affiliate Guarantor hereunder shall have been paid in full in cash and all Term Loan Commitments shall have terminated. Each Affiliate Guarantor guarantees that the Guaranteed

Obligations will be paid strictly in accordance with the terms of the Term Loan Agreement, the Term Notes and each other Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender Party or any holder of any Term Note with respect thereto. The liability of each Affiliate Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:

                 (a) any lack of validity, legality or enforceability of the Term Loan Agreement, any Term Note or any other Loan Document;

                 (b) the failure of any Lender Party or any holder of any Term Note

                          (i) to assert any claim or demand or to enforce any right or remedy against the Borrower, any other Obligor or any other Person (including any other guarantor (including any Affiliate Guarantor)) under the provisions of the Term Loan Agreement, any Term Note, any other Loan Document or otherwise, or

                          (ii) to exercise any right or remedy against any other guarantor (including any Affiliate Guarantor) of, or collateral securing, any Guaranteed Obligations;

                 (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other extension, compromise or renewal of any Guaranteed Obligation;

                 (d) any reduction, limitation, impairment or termination of any Guaranteed Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Affiliate Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Guaranteed Obligations or otherwise;

                 (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Term Loan Agreement, any Term Note or any other Loan Document;

                 (f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by any Lender Party or any holder of any Term Note securing any of the Guaranteed Obligations;

                 (g) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Guaranteed Obligations and the obligations of any Affiliate Guarantor hereunder;

                 (h) the application by the Administrative Agent or the Lenders of all monies at any time and from time to time received from the Borrower, any Affiliate Guarantor or any other Person on account of any Indebtedness owing by the Borrower or any Affiliate Guarantor to the Administrative Agent or the Lenders, in such manner as the Administrative Agent or the Lenders deems best and the changing of such application in whole or in part and at any time or from time to time, or any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations;

                 (i) any change in the name, business, capital structure or governing instrument of the Borrower or any Affiliate Guarantor or any refinancing or restructuring of any of the Guaranteed Obligations;

                 (j) the sale of the Borrower's or any Affiliate Guarantor's business or any part thereof;

                 (k) subject to Section 7.2.5 of the Term Loan Agreement, any amalgamation, merger or consolidation, arrangement or reorganization of the Borrower, any Affiliate Guarantor, any Person resulting from the amalgamation, merger or consolidation of the Borrower or any Affiliate Guarantor with any other Person or any other successor to such Person or merged or consolidated Person or any other change in the corporate existence, structure or ownership of the Borrower or any Affiliate Guarantor; or

                 (l) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any other Obligor, any surety or any guarantor.

         SECTION 2.4. Reinstatement, etc. Each Affiliate Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Guaranteed Obligations is rescinded or must otherwise be restored by any Lender Party or any holder of any Term Note, upon the insolvency, bankruptcy or reorganization of the Borrower or any other Obligor or otherwise, all as though such payment had not been made.

         SECTION 2.5. Waiver, etc. Each Affiliate Guarantor hereby waives promptness, diligence, notice of acceptance and, to the extent permitted by law, any other notice with respect to any of the Guaranteed Obligations and of this Guaranty and any requirement that the Administrative Agent, any other Lender Party or any holder of any Term Note protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against the Borrower, any other Obligor or any other Person (including any other guarantor) or entity or any collateral securing the Guaranteed Obligations.

         SECTION 2.6. Postponement of Subrogation, etc. Each Affiliate Guarantor hereby agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under this Guaranty, by any payment made hereunder or otherwise, until the prior payment in full in cash of all Guaranteed Obligations, until the prior payment in full in cash of all obligations of such Affiliate Guarantor hereunder and the termination of all Term Loan Commitments. Any amount paid to any Affiliate Guarantor on account of any such subrogation rights prior to the payment in full in cash of all Guaranteed Obligations shall be held in trust for the benefit of the Lender Parties and each holder of a Term Note and shall immediately be paid to the Administrative Agent for the benefit of the Lender Parties and each holder of a Term Note and credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Term Loan Agreement; provided, however, that if

                 (a) such Affiliate Guarantor has made payment to the Lender Parties and each holder of a Term Note of all or any part of the Guaranteed Obligations, and

                 (b) all Guaranteed Obligations have been paid in full in cash, all obligations of such Affiliate Guarantor hereunder shall have been paid in full in cash and all Term Loan Commitments have been terminated, each Lender Party and each holder of a Term Note agrees that, at such Affiliate Guarantor's request, the Administrative Agent, on behalf of the Lender Parties and the holders of the Term Notes, will execute and deliver to such Affiliate Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Affiliate Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Affiliate Guarantor. In furtherance of the foregoing, for so long as any Guaranteed Obligations, obligations of any Affiliate Guarantor hereunder or Term Loan Commitments remain outstanding, each Affiliate Guarantor shall refrain from taking any action or commencing any proceeding against the Borrower or any other Obligor (or any of their respective successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amount in respect of any payment made under this Guaranty to any Lender Party or any holder of a Term Note; provided, however, that an Affiliate Guarantor may file appropriate proofs of claim in any bankruptcy or insolvency proceeding of the Borrower or any other Affiliate Guarantor; provided further, however, that such Affiliate Guarantor shall not accept any payment or distribution of cash, securities or other property in respect of any such proof of claim unless and until each of the conditions referred to in clause (b) of the proviso to the preceding sentence shall have occurred and, in the event such Affiliate Guarantor shall in any case receive or be entitled to receive any such payment or distribution in contravention of this proviso, such payment or distribution shall be received and held in trust for, and/or shall be promptly paid over or delivered to, the Lender Parties to the extent necessary to pay the Guaranteed Obligations and other obligations referred to in such clause (b) in full.

         SECTION 2.7. Right of Contribution. Each Affiliate Guarantor hereby agrees that to the extent that an Affiliate Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Affiliate Guarantor shall be entitled to seek and receive contribution from and against any other Affiliate Guarantor hereunder who has not paid its proportionate share of such payment. Each Affiliate Guarantor's right of contribution shall be subject to the terms and conditions of Section
2.6. The provisions of this Section 2.7 shall in no respect limit the obligations and liabilities of any Affiliate Guarantor to the Administrative Agent and each other Lender Party, and each Affiliate Guarantor shall remain liable to the Administrative Agent and each other Lender Party for the full amount guaranteed by such Affiliate Guarantor hereunder.

         SECTION 2.8. Successors, Transferees and Assigns; Transfers of Term Notes, etc. This Guaranty shall:

                 (a) be binding upon each Affiliate Guarantor, and its successors, transferees and assigns; and

                 (b) inure to the benefit of and be enforceable by the Administrative Agent and each other Lender Party.

Without limiting the generality of clause (b), any Lender may assign or otherwise transfer (in whole or in part) any Term Note or Term Loan held by it to any other Person in accordance with the provisions of the Term Loan Agreement, and such other Person shall thereupon become vested with all rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Guaranty) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Section
11.11 and Article X of the Term Loan Agreement.

         SECTION 2.9.  Judgment Currency.

                 (a) If, for purposes of obtaining judgment in any court, it is necessary to convert any sum due, or owing under any Loan Document to the Administrative Agent or any one or more of the Lenders in any currency (the "Original Currency") into another currency (the "Other Currency"), the parties signatory hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Administrative Agent could purchase the Original Currency with the Other Currency on the Business Day preceding that on which the final judgment is granted.

                 (b) The Obligations of any Affiliate Guarantor in respect of any sum due in the Original Currency from it to the Administrative Agent or any one or more of the Lenders under any of the Loan Documents shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any such adjudged to be so due or owing in such Other Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due or owing to the Administrative

         Agent or any one or more of the Lenders in the Original Currency, such Affiliate Guarantor shall, as a separate obligation and notwithstanding any such judgment, indemnify the Administrative Agent or such Lender(s) against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due or owing to the Administrative Agent or such Lender(s) in the Original Currency, the Administrative Agent or such Lender(s) shall remit such excess to such Affiliate Guarantor.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.1. Representations and Warranties. Each Affiliate Guarantor hereby represents and warrants for itself unto each Lender Party as to all matters contained in Article VI of the Term Loan Agreement and this
Article III, in each case insofar as applicable to such Affiliate Guarantor or such Affiliate Guarantor's properties, together with all related definitions and ancillary provisions, all of which are hereby incorporated into this
Article III as though specifically set forth herein.

         SECTION 3.2. Organization, etc. Each Affiliate Guarantor and such Affiliate Guarantor's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its respective incorporation. Each Affiliate Guarantor and such Affiliate Guarantor's Subsidiaries is in good standing and is duly qualified to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for those states in which its failure to qualify to do business would not be reasonably likely to have a Material Adverse Effect.

         SECTION 3.3. Due Authorization, Non-Contravention, etc. Each Affiliate Guarantor is duly authorized to execute and deliver this Guaranty and each other Loan Document to be executed by it and to perform its obligations under this Guaranty and each other Loan Document to be executed by it and is and will continue to be duly authorized to perform its obligations thereunder. The execution, delivery and performance by each Affiliate Guarantor of this Guaranty and each other Loan Document to which it is a party do not and will not require any consent or approval of any governmental agency or authority.

         SECTION 3.4. No Conflicts. The execution, delivery and performance by each Affiliate Guarantor of this Guaranty and each other Loan Document to which it is a party do not and will not conflict with (i) any provision of law,
(ii) the Certificate or Articles of Incorporation, as applicable, or bylaws, of such Affiliate Guarantor, (iii) any agreement binding upon which conflict is reasonably likely to have a Material Adverse Effect or (iv) any court or administrative order or decree applicable to such Affiliate Guarantor which conflict is reasonably likely to have a Material Adverse Effect, and do not and will not require, or result in, the creation or imposition of any Lien on any asset of such Affiliate Guarantor, except to the extent created pursuant to any Loan Document.

         SECTION 3.5. Validity and Binding Effect. This Guaranty and each other Loan Document, when duly executed and delivered, will be legal, valid and binding obligations of each Affiliate Guarantor party thereto, as applicable, enforceable against such Affiliate Guarantor in accordance with their respective terms.

         SECTION 3.6. Investment Company Act Representation. No Affiliate Guarantor or any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 3.7. Public Utility Holding Company Act Representation. No Affiliate Guarantor or any of its Subsidiaries is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.



                                   ARTICLE IV

                                COVENANTS, ETC.

         SECTION 4.1. Affirmative Covenants. Each Affiliate Guarantor covenants and agrees that, until all Term Loan Commitments have terminated, all Guaranteed Obligations have been paid in full in cash and all obligations of such Affiliate Guarantor hereunder shall have been paid in full in cash, such Affiliate Guarantor will perform, comply with and be bound by all the agreements, covenants and obligations contained in the Term Loan Agreement applicable to such Affiliate Guarantor or such Affiliate Guarantor's properties. Each such agreement, covenant and obligation contained in the Term Loan Agreement and all related definitions and ancillary provisions are hereby incorporated into this Guaranty as though specifically set forth herein.

         SECTION 4.2. Concerning the Collateral and the Loan Documents. (a) In order to secure the due and punctual payment of the Guaranteed Obligations, including principal of, premium (if any) and interest (including interest on overdue principal) on the Term Loans, when and as the same shall become due and payable, whether on the scheduled payment date therefor, at maturity, by acceleration or otherwise, and performance of all other obligations of the Borrower to the Agents and the Lenders under the Term Loan Agreement and each other Loan Document and all obligations of each Affiliate Guarantor under this Guaranty and each other Loan Document, the Borrower and the Affiliate Guarantors acknowledge that they have entered into each of the applicable Security Documents (including this Guaranty) to which each is a party.

         (b) PCI Carolina, Pioneer Licensing and each Additional Affiliate Guarantor that is a Restricted Subsidiary of any PCIFP Company shall, jointly and severally, perform at their sole cost and expense any and all acts and execute any and all documents (including the execution, amendment or supplementation of any financing statement and continuation statement or other statement) for filing under the provisions of the UCC and the rules and regulations thereunder, or any other statute, rule or regulation of any applicable federal, state or local jurisdiction, including any filings in local real estate land record offices, which are necessary or advisable and shall do such other acts and execute such other documents as may be required under any of the Security Documents, from time to time, in order to grant and maintain valid and perfected Liens on the Collateral in favor of the Collateral Agent in the priorities purported to be created by the Security Documents, subject only to Liens permitted under the Security Documents to be senior or pari passu to the Liens of the Collateral Agent, and to fully preserve and protect the rights of the Agents and the Lenders under the Term Loan Agreement and the other Loan Documents. PCI Carolina, Pioneer Licensing and such Additional Affiliate Guarantor shall pay and satisfy promptly all mortgage and financing and continuation statement recording and/or filing fees, charges and taxes relating to this Term Loan Agreement, the Security Documents and the other Loan Documents, any amendments thereto and any other instruments of further assurance.

                                   ARTICLE V

                            MISCELLANEOUS PROVISIONS

         SECTION 5.1. Loan Document. This Guaranty is a Loan Document executed pursuant to the Term Loan Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

         SECTION 5.2. Binding on Successors, Transferees and Assigns; Assignment. In addition to, and not in limitation of, Section 2.8, this Guaranty shall be binding upon each Affiliate Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Lender Party and each holder of a Term Note and their respective successors, transferees and assigns (to the fullest extent provided pursuant to Section 2.8); provided, however, that no Affiliate Guarantor may assign any of its obligations hereunder without the prior written consent of all Lenders.

         SECTION 5.3. Amendments, etc. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by any Affiliate Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent (on behalf of the Lenders or the Required Lenders, as the case may be) and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 5.4. Notices. All notices and other communications provided for hereunder shall be in writing and mailed or telecopied or delivered, if to an Affiliate Guarantor, to such Affiliate Guarantor in care of the Borrower at the address of the Borrower specified in the Term

Loan Agreement, and, if to the Administrative Agent, to the Administrative Agent at the address of the Administrative Agent specified in the Term Loan Agreement, or as to any party, at such other address as shall be designated by such party in a written notice to the Agent or the Affiliate Guarantors (in care of the Borrower), as the case may be, complying as to delivery with the terms of this Section. All such notices and other communications, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any such notice or communication, if transmitted by facsimile, shall be deemed given when electronic confirmation thereof is received by the transmitter.

         SECTION 5.5. Additional Affiliate Guarantors. Upon the execution and delivery by any other Person of an instrument in the form of Annex I hereto, such Person shall become an "Affiliate Guarantor" hereunder with the same force and effect as if originally named as an Affiliate Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other Affiliate Guarantor hereunder. The rights and obligations of each Affiliate Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Affiliate Guarantor as a party to this Guaranty.

         SECTION 5.6. Guaranty Is in Addition to Other Security. This Guaranty shall be in addition to and not in substitution for any other guarantees or other security which the Administrative Agent may now or hereafter hold in respect of the Guaranteed Obligations owing to the Administrative Agent or the Lenders by the Borrower and (except as may be required by law) the Administrative Agent shall be under no obligation to marshal in favor of each of the Affiliate Guarantors any other guarantees or other security or any monies or other assets which the Administrative Agent may be entitled to receive or upon which the Administrative Agent or the Lenders may have a claim.

         SECTION 5.7. No Waiver; Remedies. In addition to, and not in limitation of, Section 2.3 and Section 2.5, no failure on the part of any Lender Party or any holder of a Term Note to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 5.8. Captions. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

         SECTION 5.9. Setoff. In addition to, and not in limitation of, any rights of any Lender Party or any holder of a Term Note under applicable law, each Lender Party and each such holder shall, upon the occurrence of any Default described in any of clause (a), (b) or (c) of Section 8.1.9 of the Term Loan Agreement or with the consent of the Required Lenders, any Event of Default, have the right to appropriate and apply to the payment of the obligations of any Affiliate Guarantor owing to it hereunder, whether or not then due, and such Affiliate Guarantor hereby grants to each Lender Party and each such holder a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of such Affiliate Guarantor then or thereafter maintained with such Lender Party, or such holder or any agent or bailee for such Lender Party or such holder; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.8 of the Term Loan Agreement.

         SECTION 5.10. Severability. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

         SECTION 5.11. Governing Law, Entire Agreement, etc. THIS GUARANTY SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         SECTION 5.12. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDER PARTIES OR THE AFFILIATE GUARANTORS SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH AFFILIATE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION.
EACH AFFILIATE GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH AFFILIATE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY AFFILIATE GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF

ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH AFFILIATE GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY AND THE OTHER LOAN DOCUMENTS.

         SECTION 5.13. Waiver of Jury Trial. EACH AFFILIATE GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDER PARTIES OR ANY AFFILIATE GUARANTOR. EACH AFFILIATE GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH SUCH AFFILIATE GUARANTOR IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER PARTIES ENTERING INTO THE TERM LOAN AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

         SECTION 5.14. Counterparts. This Guaranty may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                                                 PCI CAROLINA, INC.


                                                 By /s/ Philip J. Ablove
                                                   -----------------------------
                                                   Name:  Philip J. Ablove
                                                   Title: Vice President

                                                 PIONEER LICENSING, INC.


                                                 By /s/ Philip J. Ablove
                                                   -----------------------------
                                                   Name:  Philip J. Ablove
                                                   Title: Vice President

                                                 PIONEER CHLOR ALKALI COMPANY,
                                                   INC.


                                                 By /s/ Philip J. Ablove
                                                   -----------------------------
                                                   Name:  Philip J. Ablove
                                                   Title: Vice President


                                                 ALL-PURE CHEMICAL CO.


                                                 By /s/ Philip J. Ablove
                                                   -----------------------------
                                                   Name:  Philip J. Ablove
                                                   Title: Vice President


                                                 IMPERIAL WEST CHEMICAL CO.


                                                 By /s/ Philip J. Ablove
                                                   -----------------------------
                                                   Name:  Philip J. Ablove
                                                   Title: Vice President

                                                 BLACK MOUNTAIN POWER
                                                   COMPANY


                                                 By /s/ PHILIP J. ABLOVE
                                                   -----------------------------
                                                   Name:  Philip J. Ablove
                                                   Title: Vice President


                                                 ALL PURE CHEMICAL NORTHWEST,
                                                   INC.


                                                 By /s/ PHILIP J. ABLOVE
                                                   -----------------------------
                                                   Name:  Philip J. Ablove
                                                   Title: Vice President


                                                 PIONEER CHLOR ALKALI
                                                   INTERNATIONAL, INC.


                                                 By /s/ PHILIP J. ABLOVE
                                                   -----------------------------
                                                   Name:  Philip J. Ablove
                                                   Title: Vice President


                                                 G.O.W. CORPORATION


                                                 By /s/ PHILIP J. ABLOVE
                                                   -----------------------------
                                                   Name:  Philip J. Ablove
                                                   Title: Vice President


                                                 PIONEER (EAST), INC.


                                                 By /s/ PHILIP J. ABLOVE
                                                   -----------------------------
                                                   Name:  Philip J. Ablove
                                                   Title: Vice President

                                                 T.C. HOLDINGS, INC.


                                                 By /s/ PHILIP J. ABLOVE
                                                   -----------------------------
                                                   Name:  Philip J. Ablove
                                                   Title: Vice President


                                                 T.C. PRODUCTS, INC.


                                                 By /s/ PHILIP J. ABLOVE
                                                   -----------------------------
                                                   Name:  Philip J. Ablove
                                                   Title: Vice President